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                                                                    Exhibit 10.9

                           SPLIT DOLLAR INSURANCE PLAN

                              Sole Ownership System

                            SUMMARY PLAN DESCRIPTION

Company - Name:      GENOVESE DRUG STORES, INC.

        - Address:   80 MARCUS DRIVE
                     MELVILLE, NY  11747
Name of Plan:        Split Dollar Insurance Plan

Name of Insured:     LEONARD & GERALDINE GENOVESE

Policy - Insurers:   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                     Policy No: 2 672 678   Face Amount : $3,000,000

                     JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
                     Policy No. 80 111 909  Face Amount:  $3,000,000

Name of Owner:       GERALD GENOVESE TRUSTEE UNDER
                     IRREVOCABLE TRUST DATED AUGUST 10, 1992.

Premium Split - Owner : Portion equal to the current term rate for the Insured's age multiplied by the excess of the current death benefit over the Company's current premium Advance.

              - Company: The balance.

Proceeds Split - Owner's Beneficiary:  The balance

               - Company:  An amount equal to the return of its premium share.

Termination of Plan - First to occur of:

       - Surrender of Policy by Owner

       - Delivery of written notice by Owner to the Company

Named Fiduciary:  Secretary of the Company -

Claims Manager:   Secretary of the Company -
                  Address:

                  Telephone:

**   A COPY OF THE FULL TEXT OF THE PLAN IS ANNEXED HERETO **

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         THIS PLAN is adopted by agreement between the Company and the Owner:

DEFINITIONS:

     A. "Company" : GENOVESE DRUG STORES, INC.

     B. "Insureds": LEONARD & GERALDINE GENOVESE

     C. "Insurers": PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                    JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

     D. "Owner":    GERALD GENOVESE TRUSTEE UNDER IRREVOCABLE TRUST DATED
                    08/10/92

     E. "Policy":   The policy of the insurance on the life of the Insured
                    issued by the Insurer and listed on Exhibit "A" annexed hereto together with any supplementary contracts issued by the Insurer to conjunction therewith.

     F. "Premium Advance": The Company's Premium Advance shall be an amount equal to the cumulative total of its share of premiums paid on the Policy.

RECITALS:

     A. The Owner is the owner of the Policy, and the Insured is a valuable employee of the Company. The Company wishes to continue this employment relationship and, as an inducement thereto, is willing to assist the Owner in the payment of premiums on the Policy as an additional form of compensation to Insured as its employee.

     B. In exchange for such premium assistance, the Owner is willing to return to the Company its premium Advance as provided herein.

     C. This Plan is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328.

     THEREFORE, for value received, it is agreed:

     1. Premium Payments

        1.01 - Each annual premium on the policy shall be paid as follows:

               (a) The owner shall pay a portion of each premium equal to the current term rate for the Insured's age multiplied by the excess of the current death benefit over the Company's Premium Advance. Here, the "current term rate" shall mean the lesser of the Insurer's rates for individual one-year term life insurance available to all standard risks or the rates specified in Revenue Rulings 64-328 and 66-110.

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               (b)  The company shall pay all premium amounts not paid by the
                    Owner.

        1.02 - The Owner's premium share the Company's premium share shall be remitted to the Insurer before expiration of the grace period (except premiums paid with policy loan).

        1.03 - Dividends on the Policy, shall be applied as elected by the Owner.

        1.04 - The policy may, at the Owner's discretion, provide for the waiver of premium on the Insured's disability. If it does so provide, the cost thereof shall be borne by the Owner, the prior provisions of this Section 1 to the contrary notwithstanding.

   2. Rights of Parties

        2.01 - The owner shall be sole and exclusive owner of the Policy. This includes all the rights of "Owner" under the terms of the Policy including, but not limited to, the right to designate beneficiaries, select settlement and dividend options, borrow on the security of the Policy, and to surrender the Policy. All such rights may be exercised by the Owner without the Company's consent.

        2.02 - In exchange for the Company's payment of its premium contribution under Section 1, the Owner agrees to return to the Company the amount of its Premium Advance on the Insured's death. Provided, that nothing herein shall give the Company any interest in any of the assets of the Owner, including but not limited to, the Policy.

   3. The Owner - The Owner shall have the right to assign any part of all of the Owner's interest in the Policy and this Plan to any person, entity or trust by execution of a written assignment delivered to the Insurer.

   4. Termination of Plan

        4.01 - This Plan shall terminate on the first to occur of the following:

                (a) Surrender of the Policy by the Owner, who has the sole and exclusive right to surrender.

                (b) Delivery by the Owner of written notices of termination to the Company.

        4.02 - On any termination of the Plan, one of the following actions shall be taken, the selection to be by the Owner:

                (a) Surrender the Policy, in which event the Owner shall return to the Company an amount equal to the lesser of:

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                    (1)  The company's premium Advance; or
                    (2)  The policy's cash surrender value

                (b) Retain part or all of the Policy, in which event the Owner shall return to the Company an amount equal to the Company's Premium Advance.

                    Provided, that nothing herein shall give the Company any interest in any of the assets of the Owner, including but not limited to, the Policy.

   5. The Insurer - The insurer shall be bound only by the provisions and endorsement on the Policy, and any payments made or actions taken by it ion accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way bound by or be deemed to have notice of the provisions of this Plan.

   6. Special Provisions - The following provisions are part of the Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

        6.01 -  The named fiduciary : The Secretary of the Company.

        6.02 - The funding policy under this Plan is that all premiums on the Policy be remitted to the Insurer when due.

        6.03 - Direct payment by the insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

        6.04 - For claims procedure purposes, the "Claims Manager" shall be the Secretary of the Company

                (a) If for any reason a claim for benefits under this Plan is denied by the Company, the Claim Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For the purpose:

                    (1) The claimant's claim shall be deemed filed when
                        presented orally or in writing to the Claims Manager.

                    (2) The Claim's Manager explanation shall in writing
                        delivered to the claimant within 90 days of the date the claim is filed.

                (b) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

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                (c) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days receipt of the claimant's request for review of his claim. The decision on review shall be written and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within 60 days, the claim shall be deemed denied on review.

   7. Amendment - This plan may be amended at any time and from time to time to time by the mutual written consent of the owner and the Company.

       IN WITNESS WHEREOF the parties have signed this Plan this 29th day of June, 1995.

                         GENOVESE DRUG STORES INC.

                         BY /s/ GENE WEXLER
                            ----------------------------------------------------
                            Title Gene Wexler - Vice President & General Counsel

                                 /s/ GERALD GENOVESE
                                 -------------------------
                                 GERALD GENOVESE - Trustee

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                                  SCHEDULE "A"

                                 LIFE INSURANCE

POLICY NUMBER                                                    FACE AMOUNT
- -------------                                                    -----------
2 672 678         PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY     $3,000,000
80 111 909        JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY     $3,000,000

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